EXHIBIT 10.4

CERIDIAN CORPORATION
2004 LONG-TERM STOCK INCENTIVE PLAN

Restricted Stock Award Agreement
(New Non-employee Director)

THIS AGREEMENT between you, [NAME], and Ceridian Corporation, a Delaware corporation (the “Company”), is effective as of [GRANT DATE] (the “Date of Grant”) and evidences the grant of a Restricted Stock award pursuant to the Ceridian Corporation 2004 Long-Term Stock Incentive Plan (the “Plan”). Any capitalized term used in this Agreement which is defined in the Plan shall have the same meaning as set forth in the Plan, unless otherwise defined herein.

1.                                       Award. Effective as of the Date of Grant, the Company has granted to you [NUMBER OF SHARES] shares of common stock, par value $0.01 per share (“Common Stock”), of the Company, subject to the terms and conditions set forth in this Agreement and the Plan (the “Awarded Shares”).

2.                                       Restrictions on Transferability. Awarded Shares may not be sold, transferred, assigned, pledged or otherwise used as collateral by you unless and until, and then only to the extent that, restrictions on transferability shall have lapsed in accordance with the Plan and this Agreement. In this Agreement, the lapsing of such transferability restrictions is referred to as “vesting,” and Awarded Shares that are no longer subject to such transferability restrictions are referred to as “vested.”

3.                                       Book-Entry Registration. Ownership of Awarded Shares which are not yet vested shall not be evidenced by a stock certificate, but rather shall be evidenced by an entry in a certificateless book-entry stock account maintained by the Company’s transfer agent for its common stock (the “Transfer Agent”) or another custodian designated by the Company. You will receive written notification from the Company of the vesting of all or a portion of your Awarded Shares, and you will receive instructions on how you may transfer or obtain a stock certificate for your unrestricted shares. To facilitate the transfer to the Company of any Awarded Shares that you might subsequently forfeit in accordance with the terms of this Agreement, you agree to sign and promptly return to the Company with a signed copy of this Agreement such stock power(s) as the Company may request.

4.                                       Vesting of Awarded Shares. Subject to Sections 5 and 6 of this Agreement, twenty percent (20%) of the Awarded Shares will vest on each of the first, second, third, fourth and fifth anniversary dates of the Date of Grant, provided you continue to be a director of the Company on each such vesting date.

5.                                       Termination of Service. If your service as a member of the Board of Directors of the Company terminates by reason of death, Disability (as defined in Section 9 of this Agreement) or not standing for re-election to the Board, all unvested Awarded Shares shall immediately and fully vest. If you voluntarily resign from the Board (which does not include the submission of an offer not to stand for re-election as a director in accordance with Company policies) prior to a Change of Control (as defined in Section 9 of this Agreement), all unvested Awarded Shares shall immediately be forfeited to the Company. If your service as a member of the Board Directors of the Company terminates for any reason other than as specified above prior to a Change of Control, the portion of the Awarded Shares that were scheduled to vest on the next vesting date following the date of such termination shall immediately vest, but all remaining unvested Awarded Shares shall immediately be forfeited to the Company.

6.                                       Impact of a Change of Control. If a Change of Control of the Company occurs, all Awarded Shares will immediately and fully vest.

7.                                       Rights with Respect to the Awarded Shares. With respect to the Awarded Shares, you shall be entitled to exercise the rights of a shareholder of Common Stock of the Company, including the right to vote the Awarded Shares and the right to receive dividends thereon as provided in Section 8 of this Agreement, unless and until the Awarded Shares are forfeited pursuant to Section 5 hereof. Your rights with respect to the Awarded Shares shall remain forfeitable at all times prior to the date or dates on which such the Awarded Shares vest, and the restrictions with respect to the Awarded Shares lapse, in accordance with Sections 4, 5 or 6 hereof.

8.                                       Dividends and Distributions. If there is any in the number or character of the Common Stock of the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation split-up, spin-off, combination, repurchase or exchange of shares or otherwise), you shall then receive upon such vesting the number and type of securities or other consideration which you would have received if such Awarded Shares had vested prior to the event changing the number or character of the outstanding Common Stock. Any additional shares of Common Stock, any other securities of the Company and any other property (including cash dividends or other cash distributions) distributed with respect to the Awarded Shares prior to the date the Awarded Shares vest and become free of restrictions on transferability shall be subject to the same restrictions, terms and conditions as the Awarded Shares to which they relate, shall be promptly deposited with the Transfer Agent or another custodian designated by the Company and shall be distributed to you at the same time the Awarded Shares become free of restrictions on transferability.

9.                                       Certain Definitions. For purposes of this Agreement, the following additional definitions will apply:

(a)                                  “Change of Control” shall mean the first of the following events to occur:

(i)                                     there is consummated a merger or consolidation to which the Company or any direct or indirect subsidiary of the Company is a party if the merger or consolidation would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) less than 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(ii)                                  the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in the aggregate of securities of the Company representing 20% or more of the total combined voting power of the Company’s then issued and outstanding securities is acquired by any person or entity or group of associated persons or entities acting in concert; provided, however, that for purposes hereof, the following acquisitions shall not constitute a Change of Control: (1) any acquisition by the Company or any of its subsidiaries, (2) any acquisition directly from the Company or any of its subsidiaries, (3) any acquisition by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or any corporation controlled by the Company, (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (5) any acquisition by a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (6) any acquisition in connection with which, pursuant to Rule 13d-1 promulgated pursuant to the Exchange Act, the individual, entity or group is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor Schedule); provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this paragraph, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report, beneficial ownership of all of the voting securities of the Company beneficially owned by it on such date, and (7) any acquisition in connection with a merger or consolidation which, pursuant to paragraph (a)(i) above, does not constitute a Change of Control; or

(iii)                               there is consummated a transaction contemplated by an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

(iv)                              the stockholders of the Company approve any plan or proposal for the liquidation of the Company; or

(v)                                 a change in the composition of the Board such that the “Continuity Directors” cease for any reason to constitute at least a majority of the Board. For purposes of this clause, “Continuity Directors” means those members of the Board who either (i) were directors on January 29, 2002, or (ii) were elected by, or on the nomination or recommendation of, at least a two-thirds (2/3) majority of the then-existing Board (other than a director whose initial assumption of office was in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company); or

(vi)                              such other event or transaction as the Board shall determine constitutes a Change of Control.

(b)                                 “Disability” means your disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

10.                                 Subject to Plan. The Award and the Awarded Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and by execution of this Agreement, you acknowledge having received a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

11.                                 Governing Law. The validity, construction, interpretation, administration and effect of this Agreement will be governed by and construed exclusively in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles.

12.                                 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of you and the Company.

[The Remainder of the Page Left Intentionally Blank]

In Witness Whereof, you and Ceridian Corporation have executed this Agreement as of the Date of Grant.

CERIDIAN CORPORATION

By:
Name:	[NAME]
Its:
Participant’s Mailing Address

Version: 03/8/2006